NSAR lTEM 77C


Van Kampen American Capital Equity Income Fund


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital Equity Income Fund (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  108,093,854           Against    1,724,366

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  109,254,330           Against    894,935


                           77M Form N-SAR
             For the Annual Period Ending June 30, 1997:


              VAN KAMPEN AMERICAN CAPITAL BALANCED FUND

1. An Agreement and Plan of Reorganization* dated July 26, 1996 (the "Plan") between the Van Kampen American Capital Equity Trust, on behalf of its series, the Van Kampen American Capital Balanced Fund ("Balanced Fund"), and the Van Kampen American Capital Equity Income Fund ("Equity Income Fund"), was approved by the Board of Trustees of the Balanced Fund on July 26, 1996. Following approval of the reorganization by the shareholders of the Balanced Fund, the assets of the Balanced Fund were transferred to the Equity Income Fund equal to the value of the aggregate net assets of the Balanced Fund immediately prior to the transfer of assets of the Balanced Fund to the Equity Income Fund.

2. The above described reorganization was consummated on April 4, 1997 and the Balanced Fund distributed to its shareholders shares of the Equity Income Fund received in the reorganization. The Balanced Fund had no assets or liabilities after April 4, 1997 and is being terminated pursuant to Delaware law.


*As filed as part of Registrant's Proxy dated February 3, 1997.
NSAR ITEM 77O

Van Kampen American Capital Equity Income Fund
10f-3 Transactions


                                                       Amount of shares
Underwriting #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  Washington
                   Mutual, Inc.     Merrill Lynch      32,700             0.224%                 01/22/97

2                  Vail Resorts,
                   Inc.             Bear Stearns       54,000             0.446%                 02/03/97

3                  Vail Resorts,
                   Inc.             Furman Seiz        1,000              0.008%                 02/03/97

4                  Provident
                   Companies,
                   Inc.             Salomon Brothers   36,100             0.610%                 05/05/97

5                  Nationwide
                   Financial
                   Services Inc.    First Boston       55,500             0.270%                 03/05/97

6                  Provident
                   Companies, Inc.  Fox-Pitt, Kelton   1,100              0.019%                 05/05/97

7                  Provident        Sanford C.
                   Companies, Inc.  Bernstein          10,000             0.169%                 05/05/97

8                  Provident        Wasserstein
                   Companies, Inc.  Perella            2,000              0.034%                 05/05/97

9                  Hartford Life,
                   Inc.             Goldman Sachs      44,100             0.192%                 05/21/97

10                 Electricidade
                   de Portugal ADS  Goldman Sachs      35,100             0.043%                 06/16/97




Other Firms participating in Underwriting:

Underwriting for #1
-------------------

Friedman, Billings, Ramsey & Co., Inc.
Bear, Stearns & Co. Inc.
Alex, Brown & Sons Incorporated
Credit Suisse First Boston Corporation
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Keefe, Bruyette & Woods, Inc.
Lehman Brothers Inc.
Montgomery Securities
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Ragen MacKenzie Incorporated
Smith Barney Inc.
UBS Securities LLC
Wasserstein Perella Securities, Inc.
Sanford C. Bernstein & Co., Inc.
Dain Bosworth Incorporated
D.A. Davidson & Co.
Fox-Pitt, Kelton Inc.
Hoefer & Arnett Incorporated
Jenson Securities Co.
Legg Mason Wood Walker, Incorporated
Ormes Capital Markets, Inc.
Pacific Crest Securities
Piper Jaffray Inc.
Rodman & Renshaw, Inc.
Ryan, Beck & Co.
Sandler O'Neill & Partners L.P.
The Seidler Companies Incorporated
Southeast Research Partners, Inc.
Sutro & Co. Incorporated
Utendahl Capital Partners, L.P.

Underwriting for #2 & 3
-----------------------
Goldman Sachs International
Salomon Brothers International Limited
J. Henry Schroder & Co. Limited
Smith Barney Inc.
Credit Lyonnais Securities
Deutsche Morgan Grenfell
Nomura International
SBC Warburg
UBS Limited

Underwriting for #4
-------------------
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bear, Stearns & Co. Inc.
Alex. Brown & Sons Incorporated
Dean Witter Reynolds Inc.
Deutsche Morgan Grenfell Inc.
Dillon, Read & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Goldman, Sachs & Co.
Invemed Associates, Inc.
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Oppenheimer & Co. Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Salomon Brothers Inc.
Schroder Wertheim & Co. Incorporated
Smith Barney Inc.
Wasserstein Perella Securities, Inc.
Conning & Company
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, L.P.
Dain Bosworth Incorporated
Doley Securities, Inc.
Dowling & Partners Securities, LLC
Everen Securities, Inc.
Fox-Pitt, Kelton Inc.
Furman Selz LLC
Janney Montgomery Scott Inc.
Ladenburg, Thalmann & Co. Inc.
WR Lazard, Laidlaw Inc.
McDonald & Company Securities, Inc.
Neuberger & Berman LLC
The Ohio Company
Ormes Capital Markets, Inc.
Paulsen Securities
Ragen MacKenzie Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Sands Brothers & Co., Ltd.
Stephens Inc.
Trilon International Inc.
Utendahl Capital Partners, L.P.

Underwriting for #5, 6, 7 & 8
-----------------------------
Morgan Stanley & Co. Incorporated
Advest, Inc.
J.C. Bradford & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Moors & Cabot, Inc.
The Robinson-Humphrey Company, Inc.

Underwriting for #9
-------------------
Dean Witter Reynolds Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Smith Barney Inc.
Advest, Inc.
Sanford C. Bernstein & Co., Inc.
J.C. Bradford & Co.
Conning & Company
Credit Suisse First Boston Corporation
Dain Bosworth Incorporated
Dowling & Partners Securities, LLC
A.G. Edwards & Sons, Inc.
Fox-Pitt, Kelton Inc.
Interstate/Johnson Lane Corporation
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker, Incorporated
Lehman Brothers Inc.
Neuberger & Berman, LLC
PaineWebber Incorporated
Piper Jaffray Inc.
Principal Financial Securities, Inc.
Prudential Securities Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Stephens Inc.
Sutro & Co. Incorporated
Wheat, First Securities, Inc.

Underwriting for #10
--------------------
ABN AMRO Chicago Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Advest, Inc.
Dain Bosworth Incorporated
Edward D. Jones & Co., L.P.
McDonald & Company Securities, Inc.
Nesbitt Burns Securities Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sutro & Co. Incorporated